UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 2, 2018 (February 27, 2018)

BIOSCRIP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11993	05-0489664
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)

1600 Broadway, Suite 700, Denver, Colorado 80202

(Address of principal executive offices)

(720) 697-5200

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2018, BioScrip, Inc. (the “Company”), announced that Vice President, Chief Accounting Officer and Controller Anthony Lopez is on a temporary leave of absence. In Mr. Lopez’s absence, Alex Schott, the Company’s Senior Vice President, Strategic Operations will act as the Company’s principal accounting officer.

Mr. Schott joined the Company in September 2016. From 2014 until joining the Company, Mr. Schott was the Chief Financial Officer for Home Solutions and was responsible for leading accounting, finance, treasury, reimbursement, and economic strategy and forecasting. From 2010 to 2014, Mr. Schott served as Vice President of Finance for Lanx, Inc., an international medical device company that was acquired in 2013 by Biomet, Inc., a global manufacturer of musculoskeletal and biotechnology products. Mr. Schott served as Director of Accounting at Coram Specialty Infusion Services from 2000-2005 and as Vice President and Controller from 2005 until 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date: March 1, 2018

	By:	/s/ Kathryn M. Stalmack
Kathryn M. Stalmack Senior Vice President, General Counsel and Secretary